EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We consent to the use of our report dated February 20, 2004, except for Note 15 as to which the date is March 22, 2004 ("Report"), in the 2003 Annual Report on Form 10-KSB of ANTS software inc. (the "Company") and we further consent to the incorporation by reference of our Report in the Registration Statements on Form S-8 (No. 333-46766, No. 333-62206 and No. 333-105507) of the Company.

Date: March 30, 2004	/s/ Burr, Pilger & Mayer, LLP
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Burr, Pilger & Mayer, LLP